Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Stratum Holdings, Inc.

We have audited the accompanying balance sheet of Decca Consulting, Ltd. as of December 31, 2006, and the related statements of operations and cash flows for each of the two years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Decca Consulting, Ltd. as of December 31, 2006, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2006, in conformity with generally accepted accounting principles in the United States of America.

The financial statements of Decca Consulting, Ltd. have been reflected in U.S. dollars whereas its functional currency is the Canadian dollar.

    As discussed in Note 10 of the financial statements, a wholly-owned subsidiary of Stratum Holdings, Inc., formerly Tradestar Services, Inc. acquired the outstanding common stock of Decca Consulting, Ltd. on March 2, 2007.

/s/  PMB Helin Donovan, LLP
PMB Helin Donovan, LLP

Houston, Texas

April 13, 2007

DECCA CONSULTING, LTD.
BALANCE SHEET

December 31,
2006

ASSETS

Current Assets:
Cash and cash equivalents	$37,531
Accounts receivable	3,576,552
Marketable securities - available for sale	17,164
Other current assets	30,627
Total current assets	3,661,874

Property and equipment, less accumulated depreciation of $3,202	6,223

$3,668,097

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$2,777,811
Accrued liabilities	534,328
Total current liabilities	3,312,139

Deferred Income Taxes	5,670

Commitments and Contingencies ( Note 6)

Stockholders’ Equity:
Capital stock, $0.01 par value, 100 Class A shares authorized and issued	1
Retained earnings	321,591
Cumulative foreign currency translation adjustment	28,696
Total stockholders' equity	350,288

$3,668,097

(See Notes to Financial Statements)

DECCA CONSULTING, LTD.
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2005	2006

Revenue:
Consulting revenue	$12,393,564	$18,018,526
Other income	71,542	34,996
	12,465,106	18,053,522
Expenses:
Cost of consulting services	11,106,080	16,409,342
Annual partner bonuses	885,169	932,902
General and administrative expenses	242,577	447,272
Depreciation expense	1,237	1,450
Interest expense	3,871	7,252
	12,238,934	17,798,218

Income before income taxes	226,172	255,304

Provision for income taxes	37,318	41,058

Net income	$188,854	$214,246

(See Notes to Financial Statements)

DECCA CONSULTING, LTD.
STATEMENTS OF CASH FLOW

	Year ended December 31,
	2005	2006

Cash Flows from Operating Activities:
Net income	$188,854	$214,246
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation expense	1,237	1,450
Other items, net	(23)	43
Cash provided by (used for) the change in:
Current assets	(1,276,531)	(826,221)
Current liabilities	1,076,558	1,006,421
Total adjustments	(198,759)	181,693
Net cash provided by (used in) operating activities	(9,905)	395,939

Cash Flows from Investing Activities:
Acquisition of marketable securities	-	(17,164)
Acquisition of property and equipment	(2,097)	(1,707)
Net cash used in investing activities	(2,097)	(18,871)

Cash Flows from Financing Activities:
Dividends	-	(349,279)
Net cash used in financing activities	-	(349,279)

Effect of exchange rate changes on cash	12,002	9,742

Net increase in cash and cash equivalents	-	37,531

Cash and Cash Equivalents, beginning of period	-	-

Cash and Cash Equivalents, end of period	$-	$37,531

(See Notes to Financial Statements)

DECCA CONSULTING, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2005 and 2006

NOTE 1 - NATURE OF BUSINESS

Organization

Decca Consulting, Ltd. (the “Company”) is a Canadian domiciled company incorporated under the laws of the Province of Alberta. The Company was organized by three shareholders on May 28, 2003 as the successor to a business that was originally established by one of the shareholders in 1983.

Nature of Operations

The Company provides energy consulting services to the Canadian oil and gas industry. The Company’s consultants are independent contractors who perform oil and gas well drilling and completion projects for the Company’s customers. The Company’s consultants are responsible for the payment of their employment insurance and taxes as well as other costs associated with being independent contractors.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. Unless otherwise indicated, amounts are presented in U.S. currency.

Cash Equivalents

For purposes of the statements of cash flows, the Company considers short-term investments, which may be withdrawn within one year from the date of the financial statements, without penalty, to be cash equivalents.

Revenue Recognition

The Company's services are offered generally on open term, per diem rates under master service agreements with customers. The Company recognizes revenues and related costs as consulting services are performed. The Company’s independent consultants typically invoice the Company for the cost of their services on a monthly basis. Likewise, the Company generally invoices its customers for the cost of the consultants’ services, plus a markup, on a monthly basis. The Company earns a gross margin of approximately 10% on the billings to its customers.

Accounts receivables are recorded in the balance sheet at their outstanding balances adjusted for an allowance for doubtful accounts, if necessary. The allowance for doubtful accounts is determined by analyzing the payment history and credit worthiness of each customer. Receivables are charged off in the period in which they are deemed uncollectible by management. Management believes that no allowance for doubtful accounts was necessary at December 31, 2005 or 2006.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over the estimated useful lives. Computer hardware is depreciated over a three year period while office furniture and equipment are depreciated over a five year period.

DECCA CONSULTING, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2005 and 2006

Income Taxes

The Company accounts for Canadian federal and provincial income taxes under the asset and liability method pursuant to Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Except for the effect of foreign currency translation adjustments, there are no temporary differences between the book and tax bases of assets and liabilities, therefore, the periodic tax provisions are reflected as current expense.

Fiscal Year End

For Canadian federal and provincial income tax purposes, the Company uses a May 31 fiscal year end. However, for purposes of these financial statements, the Company is reporting on a December 31 year end (see Note 10).

Foreign Currency Translation

The Company uses the Canadian dollar as its functional currency. Assets and liabilities are translated from Canadian currency to U.S. dollars at the applicable exchange rate on the balance sheet date. Revenues and expenses are translated at average rates of exchange prevailing during the year. Unrealized foreign currency translation adjustments, net of their estimated tax impacts, are reflected as a component of other comprehensive income.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

NOTE 3 - STOCKHOLDERS’ EQUITY

In May 2006, the Company declared and paid a cash dividend in the amount of $349,279 to its shareholders. The dividend was paid proportionately to each of the Company’s three shareholders.

Unrealized foreign currency translation adjustments are reflected in other comprehensive income. Shown below is a statement of other comprehensive income for the years ended December 31, 2005 and 2006:

	Year Ended
	December 31,
	2005	2006

Net income, as reported	$188,854	$214,246
Unrealized foreign currency translation, net of taxes	10,022	8,135

Comprehensive income	$198,876	$222,381

Deferred income taxes have been provided on the unrealized foreign currency translation adjustments at the same rate used in the Income Statement (see Note 4 below).

DECCA CONSULTING, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2005 and 2006

NOTE 4 - INCOME TAXES

The Company provided the following amounts for Canadian federal and provincial income tax expense for the years ended December 31, 2005 and 2006:
	Year Ended
	December 31,
	2005	2006

Federal income tax expense	$30,307	$33,344
Provincial income tax expense	7,011	7,714

Total income tax expense	$37,318	$41,058

       After considering non-deductible expenses and certain other items, the above amounts represent a combined federal and provincial income tax rate of approximately 16% of pre-tax income reflecting the Company’s status as a Canadian Controlled Private Corporation (see Note 5) with annual taxable income of no more than $300,000 (Canadian).

NOTE 5 - RELATED PARTY TRANSACTIONS

A company owned by one of the shareholders provides engineering consulting services to various customers which are billed through the Company with no markup. Total billings made by this company to the Company in the years ended December 31, 2005 and 2006 were $335,880 and $376,250, respectively. A company owned by one of the other shareholders occasionally provides engineering consulting services to customers which are billed through the Company at a customary markup. Total billings made by this company to the Company in the years ended December 31, 2005 and 2006 were $40,305 and $-0-, respectively.

On an annual basis, the Company has taken advantage of the favorable income tax rate of a Canadian Controlled Private Corporation (see Note 4) by declaring and paying consulting bonuses to the shareholders at the end of each fiscal year in an amount necessary to reduce the Company’s Canadian taxable income to no more than $300,000 (Canadian). In the accompanying Statements of Income, such consulting bonuses have been allocated based on the monthly consulting revenues generated in each fiscal year and the resulting allocable amounts have been reported on a calendar year basis as “Annual partner bonuses.” Such amounts for the years ended December 31, 2005 and 2006 were $885,169 and $932,902, respectively.

The annual partner bonus of $300,000 (Canadian) awarded to one shareholder for the fiscal year ended May 31, 2006 was originally scheduled to be paid to him in 40 monthly installments of $7,500 (Canadian) beginning in September 2005. Monthly payments in this amount were made through February 2007, at which time the remaining balance $172,358 (Canadian) was paid. Upon such final payment, the shareholder relinquished his 33.34 Class A shares.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Leases

The Company has an informal sublease arrangement with an adjoining company regarding its office space in downtown Calgary, Alberta. The Company pays for its allocable portion of the monthly lease payments made by the adjoining company on the primary lease. Such payments for the years ended December 31, 2005 and 2006 were $23,080 and $26,210, respectively.

DECCA CONSULTING, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2005 and 2006

Litigation

The Company from time to time incurs legal fees related to potential contingencies and claims by customers. At December 31, 2005 and 2006, there were no significant outstanding legal actions or claims against the Company.

NOTE 7 - CREDIT AGREEMENT

The Company has a short term credit agreement with a federally chartered bank in Canada providing for borrowings of up to $800,000 (Canadian) secured by the Company’s accounts receivable and guaranteed by its stockholders. The Company periodically makes short term borrowings under this credit agreement to cover check overdrafts on its operating bank account. As of December, 31, 2006, book overdrafts totaling approximately $823,000 (U.S.) were classified as borrowings under this credit agreement. Borrowings under this credit agreement accrue interest at a rate of 21% per annum.

NOTE 8 - CUSTOMER CONCENTRATIONS

Shown below is a schedule of revenues from customers representing approximately 10% or more of the Company’s consulting revenues for the years ended December 31, 2005 and 2006:
	Year Ended
	December 31,
	2005	2006

Husky Oil Ltd.	$1,330,215	$1,787,778
Canadian Natural Resources Ltd.	1,063,556	1,734,381

NOTE 9 - MARKETABLE SECURITIES

In early 2006, the Company invested in 100,000 shares of common stock of Bowview Petroleum, Inc., a private Canadian oil and gas company, at a cost of $20,000 (Canadian). The Company is accounting for the investment at original cost. Bowview Petroleum, Inc. was subsequently sold to another Canadian oil and gas company which is anticipating a near term public offering of shares of its common stock.

NOTE 10 - SUBSEQUENT EVENTS

Pursuant to a Stock Purchase Agreement, a wholly-owned subsidiary of Tradestar Services, Inc. (“Tradestar”) acquired the Company’s outstanding capital stock on March 2, 2007. The total purchase consideration was approximately $5.1 million, which was paid in a combination of cash, notes payable and Tradestar common stock. As a result of this transaction, the Company has operated as a wholly-owned subsidiary of Tradestar since that time. Tradestar changed its name to Stratum Holdings, Inc., effective March 6, 2007.